Exhibit 99.1

FDA Grants Orphan Drug Status for Personalized Cancer

Vaccine, BiovaxID®, Targeting Mantle Cell Lymphoma

TAMPA, FL and MINNEAPOLIS, MN – July 26, 2010 – Biovest International, Inc. (OTCQB: “BVTI”) today announced that the U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation to BiovaxID®, Biovest’s personalized cancer vaccine, for a second lymphoma indication: mantle cell lymphoma. Mantle cell lymphoma is an aggressive and lethal B-cell blood cancer for which there is no current consensus standard-of-care. Mantle cell lymphoma is the newest disease for which Biovest has announced its intent to pursue regulatory approval for and Orphan Drug Designation represents a significant development step in the Company’s regulatory strategy. The FDA previously granted Orphan Drug Designation for BiovaxID for the treatment of indolent follicular non-Hodgkin’s lymphoma. BiovaxID represents a new class of active immunotherapy and is one of the few select late-stage, patient-specific cancer vaccines vying to be among the first to reach market.

With FDA Orphan Drug Status granted for this second indication, Biovest gains seven-years of market exclusivity for BiovaxID upon approval for the treatment of mantle cell lymphoma and/or indolent follicular lymphoma, thereby offering competitive protection from similar drugs of the same class. Orphan Drug Status also provides Biovest with eligibility to receive potential tax credit benefits, potential grant funding for research and development and significantly reduces the requisite filing fees for marketing applications.

According to Biovest’s Vice President, Product Development & Regulatory Affairs, Dr. Carlos F. Santos, “Orphan Drug Designation is an important step in our regulatory strategy. With promising clinical trials now complete in both follicular lymphoma and mantle cell lymphoma, we are preparing to seek regulatory approvals for BiovaxID in two separate indications. In addition to our ongoing regulatory efforts with regard to follicular lymphoma, we look forward to formally presenting our mantle cell Phase II clinical trial results to the FDA, and potentially the EMEA, later this year, as we explore potential expedited market registration pathways to offer this therapeutic vaccine regimen as a new treatment option for mantle cell patients.”

In the BiovaxID mantle cell lymphoma Phase II study, tumor-specific immune responses were observed in 87% of the patients vaccinated with BiovaxID following rituximab-containing chemotherapy (EPOCH-R). Consistent with all other BiovaxID studies, the vaccine was very well tolerated and safe.

Biovest’s President, Samuel S. Duffey added, “As we prepare to exit reorganization as a fully restructured public company, we remain firmly committed to our goal to bring needed new therapies to patients suffering with lymphoma. I am pleased that we received Orphan Designation for mantle cell lymphoma, and I am excited about our opportunity to potentially advance the role of personalized cancer vaccines for the treatment of lymphoma.”

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies targeting life-threatening cancers of the blood system. Developed in collaboration with the National Cancer Institute, BiovaxID® is a patient-specific, cancer vaccine, demonstrating statistically significant Phase III clinical benefit by prolonging disease-free survival in vaccinated patients suffering from indolent follicular non-Hodgkin’s lymphoma, confirming a previous positive Phase II study. BiovaxID has been granted “Fast-Track” status and Orphan Drug Designation for the treatment of follicular lymphoma by the FDA and Orphan Drug Designation by the European EMEA. A BiovaxID Phase II clinical trial treating patients suffering with mantle cell lymphoma, an incurable and aggressive type of non-Hodgkin’s lymphoma, also demonstrated promising results with the FDA granting Orphan Drug Designation for this second targeted indication.

Biovest is also developing and marketing a proprietary line of automated hollow fiber bioreactor systems, including the innovative AutovaxID™ which is a production platform for the scalable manufacture of difficult-to-produce biologics including personalized medicines, monoclonal antibodies, cell culture vaccines and therapeutics targeting highly infectious agents. Since 1981, Biovest has been offering its clients a wide range of instrumentation and cell culture contract manufacturing services. Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (Other OTC: “ABPIQ”).

For further information, please visit: http://www.biovest.com

Special Note: Biovest expects to soon launch its new website.

Biovest International, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.